Exhibit 10.1

The securities sold hereunder have been issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Regulation S thereunder. The securities sold hereunder cannot be transferred, offered, or sold in the United States or to U.S. Persons (as that term is defined in Regulation S) except pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 3, 2006 among Bullion River Gold Corp., a Nevada corporation (the “Company”), and Elton Participation Corp., a British Virgin Islands corporation (including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I -DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries (excluding any securities purchasable or issuable pursuant to this Agreement), which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Debentures” means, the 10% Secured Convertible Debentures due, subject to the terms therein, on August 3, 2008, issued by the Company to the Purchasers hereunder, in the form of Exhibit A.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued upon the conversion of the Debentures, provided that the terms of such Debentures shall not have been amended since the date of this Agreement to reduce the conversion price below $0.05 (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided that (i) any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (ii) no registration rights shall be granted in connection with such issuance.

“French Gulch” means French Gulch (Nevada) Mining Corp., a Nevada corporation.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.15.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledge Agreement” means the Pledge Agreement in the form of the attached Exhibit C.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit D attached hereto.

“Regulation S” means Regulation S promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Debentures, the Underlying Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Debentures purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount”, in United States Dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: OTC Bulletin Board, the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market.

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Pledge Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Debentures and issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means the Common Stock Purchase Warrants in the form of the attached Exhibit B.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II - PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase $2,000,000 in principal amount of the Debentures. The Purchaser shall deliver to the Company via wire transfer or a certified check immediately available funds equal to the Subscription Amount and the Company shall deliver to the Purchaser the Debenture as determined pursuant to Section 2.2(a) issuable at the Closing. Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Company, or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a Debenture duly executed by the Company with a principal amount equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser;

(iii) the Common Stock Purchase Warrant, duly executed by the Company in the form of Exhibit B attached hereto;

(iv) the Pledge Agreement, duly executed by the Company, in the form of Exhibit C attached hereto, and the certificates representing the Pledged Stock thereunder; and

(v) the Registration Rights Agreement duly executed by the Company.

(b) On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the Registration Rights Agreement duly executed by such Purchaser; and

(ii) such Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date, as applicable, shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III- REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Purchaser.

(a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law .

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Form 8-K promulgated under the Exchange Act and (ii) the filing with the Commission of the Registration Statement, (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares.

(g) Capitalization. The capitalization of the Company is as set forth in its most recently filed periodic reports under the Exchange Act. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, except as specified in Schedule 3.1(g) and other than pursuant to the exercise of employee stock options under the Company’s stock option plans, exercise of options by consultants, the issuance of shares of Common Stock to employees under employment agreements or pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

The shares of Common Stock currently issuable upon conversion of the Debentures and the Warrant Shares constitute two and seventy eight one-hundredth percent (2.78%) and two and seventy eight one-hundredth percent (2.78%), respectively, of the fully-diluted equity capital of the Company (assuming the grant of all shares authorized for grant and issuance under the Company’s incentive plans and the exercise thereof).

(h) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(i) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and to the best knowledge, after due inquiry, of its directors and officers.

(j) General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(k)  Material Changes or Liabilities. Since the date of the latest financial statements included within the Company’s filings with the Securities and Exchange Commission (“SEC Reports”), except as set forth on Schedule 3.1 (k) or specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

(l)  The Company owns all of the issued and outstanding shares of capital stock of French Gulch free and clear with no Liens. Other than its common stock, French Gulch has no other authorized classes of securities and no Common Stock Equivalents outstanding. French Gulch is in the process of exercising an option agreement with Washington Niagra Mining Partnership to purchase 28 patented and 27 unpatented claims. See schedule 3.1 (l) for current payment status. The option is paid current to date. In addition the French Gulch owns 66 staked unpatented claims. All claim filing fees are current.

Purchaser acknowledges that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated other than those specifically set forth in this Section 3.1.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Disclosure of Information. Purchaser carefully reviewed all filings made by the Company with the Commission as of the date of this Agreement and has received and carefully reviewed any information Purchaser has requested from the Company that Purchaser considers necessary or appropriate for deciding whether to acquire the Securities, including, without limitation, all material risk factors relating to the Company. Purchaser further represents that Purchaser has had ample opportunity to ask questions and receive answers from the Company concerning the information and the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given to Purchaser. Purchaser is making its investment in the Company after having reviewed, analyzed, sought professional advice regarding, and fully understanding the risk, uncertainties, and liabilities associated with the Company.

(d) Regulation S.

(i) Purchaser either has been duly formed and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of incorporation set forth on the signature page to this Agreement or is an individual who is not a citizen or resident of the United States. Purchaser is not organized under the laws of the United States and is not a “U.S. Person” as that term is defined in Rule 902(o) of Regulation S.

(ii) Purchaser was not formed for the purpose of investing in Regulation S securities or for the purpose of investing in the Securities sold under this Agreement. Purchaser is not registered as an issuer under the Securities Act and is not required to be registered with the SEC under the Investment Company Act of 1940, as amended. Purchaser is entering into this Agreement and is participating in the offering of the Shares for its own account, and not on behalf of any U.S. Person as defined in Rule 902(o) of Regulation S.

(iii) The Company has not made an offer to enter into this Agreement to Purchaser in the United States other than as permitted in the case of an account managed by a professional fiduciary resident in the United States within the meaning of Section 902(o)(2) of Regulation S. At the times of the offer and execution of this Agreement and, to the best knowledge of Purchaser, at the time the offering originated, Purchaser was located and resident outside the United States, other than as permitted in the case of an account managed by a professional fiduciary resident in the United States within the meaning of Section 902(o)(2) of Regulation S.

(iv) Neither Purchaser, nor any of its Affiliates, nor any person acting on its behalf or on behalf of any Affiliate has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the Shares or for any securities that are convertible into or exercisable for the common stock of the Company, including, but not limited to, effecting any sale or short sale of the Company’s securities through Purchaser or any of its Affiliates before the expiration of any restricted period contained in Regulation S. To the best knowledge of Purchaser, this Agreement and the transactions contemplated by it are not part of a plan or scheme to evade the registration provisions of the Securities Act, and Purchaser is purchasing the Shares for investment purposes. Purchaser and, to the best knowledge of Purchaser, each distributor, if any, participating in this offering of the Securities have agreed that they will neither offer nor sell any Securities before the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as amended from time to time) to U.S. Persons or for the account or benefit of U.S. Persons, and they will offer or sell any of the Securities only in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Purchaser and its representatives have not conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and will not engage in any Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

(v) Purchaser acknowledges that following the expiration of any restricted period provided by Rule 903 of Regulation S, any interest in this Agreement or in the Securities sold may be resold within the jurisdiction of the United States or to U.S. Persons as defined in Rule 902(o) of Regulation S by or for the account of the parties only (i) pursuant to a registration statement under the Securities Act, or (ii) if applicable, pursuant to an exemption from registration for sales by a person other than an issuer, underwriter, or dealer as those terms are used in Section 4(1) and related provisions of the Securities Act and regulations or pursuant to another exemption from registration, only following the expiration of any restricted period (if applicable) required by Regulation S. Purchaser acknowledges that this Agreement and the Securities have not been registered under the Securities Act or qualified under state securities laws of the United States and that their transferability within the jurisdiction of the United States is restricted by the Securities Act as well as state laws. Purchaser acknowledges it has received a copy of Regulation S, is familiar with and understands its terms, and has had the opportunity to consult with its legal counsel concerning this Agreement and Regulation S.

(e) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g) Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV- OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, Regulation S or Rule 144, to the Company or to an affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

This debenture has not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons, except as set forth below. By its acquisition hereof, the holder (1) represents that it is not a U.S. Person and is acquiring this debenture in an offshore transaction, (2) agrees that it will not within two years after the original issuance of this debenture resell or otherwise transfer this debenture except (a) to the company or any subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) inside the United States to a qualified institutional buyer in compliance with Rule 144a under the Securities Act, (d) inside the United States to an accredited investor that, prior to such transfer, furnishes (or has furnished on its behalf by a United States broker-dealer) to the Company a signed letter containing certain representations and agreements relating to the restrictions on transfer of this debenture (the form of which letter can be obtained from the Company), (e) outside the United States in an offshore transaction in compliance with rule 904 under the Securities Act or (f) pursuant to any other exemption from registration under the Securities Act (if available) and (3) agrees that it will give to each person to whom this debenture is transferred a notice substantially to the effect of this legend. In connection with any transfer of this debenture within two years after original issuance of this debenture, if the proposed transferee is an accredited investor, the holder must, prior to such transfer, furnish to the company and the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act. As used herein, the terms “offshore transaction,” “United States” and “U.S. Person” have the meanings given to them by Regulation S under the Securities Act.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

If all or any portion of a Debenture is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends.

The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2 Conversion Procedures. The form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to convert the Debentures. No additional legal opinion or other information or instructions shall be required of the Purchasers to convert their Debentures. The Company shall honor conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.3 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.4 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder substantially for the development of the French Gulch Mine.

4.5 Reservation and Listing of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

4.6 Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.7 Delivery of Securities after Closing. The Company will deliver, or cause to be delivered, the respective Shares and Warrants purchased by each Purchaser to the Purchaser within 3 Trading Days of the Closing Date.

4.8Resale by Purchaser. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC takes the position that the coverage of short sales of shares of the Common Stock “against the box” before the Effective Date of the Registration Statement with the Shares is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, no Purchaser will use any of the Shares to cover any short sales made before the Effective Date. Further, each Purchaser will comply with any obligations it may have under Regulation M with respect to the resale of the Securities.

4.9  Option to Increase Debenture. Within the first 120 days after the Closing Date, the Purchaser may, at its discretion, increase the debenture by up to $1,000,000 (but not less than $500,000) to a total of up to $3,000,000 under the same terms and conditions of the Transaction Documents herein (including without limitation, the issuance of an additional Warrant exercisable into a proportional number of additional Warrant Shares).

4.10 Not Future Indebtedness. So long as any Debenture is outstanding, the Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, without the prior approval of Purchaser, other than in the ordinary course of businees or pursuant to existing obligations, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

ARTICLE V - MISCELLANEOUS

5.1 Termination. This Agreement may be terminated only by mutual written agreement of the parties or by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before August 31, 2006; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (with receipt of successful transmission) at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Nevada time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile (with receipt of successful transmission) at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Nevada time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Persons.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Reno. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Reno, State of Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9 Survival. The covenants and other agreements of the parties shall survive the Closing. The representations and warranties contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities for two years.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.15 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

5.17 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BULLION RIVER GOLD CORP. INC. By: /s/ Nancy B. Huber Name: Nancy B. Huber Title: Chief Financial Officer	Address for Notice: 3500 Lakeside Court, Suite 200 Reno, Nevada 89509 (775) 324-4881

With a copy to (which shall not constitute notice):

[PURCHASER SIGNATURE PAGES TO BULLION RIVER GOLD CORP., INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Elton Participation Corp.

Signature of Authorized Signatory of Purchaser: /s/ Peter-Paul Stengel

Name of Authorized Signatory: Peter-Paul Stengel

Title of Authorized Signatory: Secretary

Email Address of Purchaser: ________________________________________________________________

Address for Notice of Purchaser: _____________________________________________________________

_____________________________________________________________________________________________________

Address for Delivery of Securities for Purchaser (if not same as above): ________________________________

_____________________________________________________________________________________________________

Principal Amount: $2,000,000.00

Warrant Shares: 2,666,667

[SIGNATURE PAGES CONTINUE]

Schedule 3.1.g
Bullion River Gold Corp.
Common Stock and Warrants
As of July 31, 2006

	Common Stock	Warrants
As of March 31, 2006	48,853,875	27,030,136
Granted or sold since March 31,2006	7,916,391	7,350,009
Cancelled since March 31, 2006	(166,667)	(383,333)
Exercised since March 31, 2006	1,173,960	(1,173,960)
Total	57,777,559	32,822,852

Schedule 3.1.k

Bullion River Gold Debt and Lease Obligations

As of June 30, 2006

Accounts Payable and accruals of $841,028

Long Term Reclamation Obligations $106,070, changes as required by law

On October 3, 2005, the Company entered into a third party agreement to lease (2) Caterpillar IT28G loaders for a period of 36 months in the amount of $5,736 per month. This lease ends on October 3, 2008.

On December 21, 2005, the Company entered into a third party agreement to lease (1) Skid Loader for the North Fork property. The term is 36 months ending December 2008 with a monthly payment of $938.

On February 14, 2006, the Company entered into a third party agreement to lease office space which commenced on April 1, 2006 and will end on March 31, 2009. This agreement was sought out to accommodate the growing support needs of the company and to reduce the rental cost per square foot. Payments under this agreement are:

•	$6,000 per month from April 1 to June 30, 2006
•	$7,855 per month from July 1, 2006 to March 31, 2007
•	$8,091 per month from April 1, 2007 to March 31, 2008
•	$8,333 per month from April 1, 2008 to March 31, 2009

On February 15, 2006, the Company entered into a third party agreement to lease an Elphinstone R-1300 loader for a period of 36 months ending in February 2009 in the amount of $6,776 per month. This equipment will be used at French Gulch.

On April 12, 2005, the Company entered into a lease agreement for a copier/printer for a 48-month term ending April 30, 2009. Payment under this agreement is $221 per month.

On April 16, 2006, the Company entered a rental agreement for office/housing space for the French Gulch property whereby the Company is committed to pay $1,550 per month until April 15, 2007.

On May 1, 2006, the Company extended a rental agreement for office/housing space for the North Fork property whereby the Company is committed to pay $1,030 per month until October 2006.

Additional leases up to $200,000 for leased vehicles

Schedule 3.1.l

French Gulch Mine Purchase Schedule
WASHINGTON-NIAGARA PURCHASE OPTION
Date	7/31/2006

Statement	Total amount of Purchase	$ 1,500,000.00
	Remaining Amount for purchase	$ 896,084.00

Date	Description	Amount	Balance Due

5/19/2005	French Gulch exercises Option to purchase the Washington-Niagara
	Property and receives the following credits to the purchase price
	for payments made on Washington-Niagara's behalf.

	Purchase price	$ 1,500,000.00
	Initial Purchase Option payment	(10,000.00)
	Advance for tax arrearages to Shasta County	(15,000.00)
	Additional overage of tax arrearages for Shasta County (paid 10/12/04)	(27,588.07)
	Additional overage of tax arrearages for Trinity County (paid 10/12/04)	(5,612.00)
	2004-2005 claim maintenance fees paid to BLM and Counties	(3,416.00)
	State of CA Mining Operation Annual Reports for 2001, 2002, 2003 (paid 12/7/04)	(3,238.00)	$ 1,435,145.93

5/19/2005	June Option payment (less deductions), check #3075	(13,561.93)	1,421,584.00

8/5/2005	August Option payment, check #3146	(50,000.00)	1,371,584.00

10/28/2005	October Option payment, check #3237	(50,000.00)	1,321,584.00

12/1/2006	December Option payment, check #3270	(50,000.00)	1,271,584.00

2/1/2006	February Option payment, check #3360	(50,000.00)	1,221,584.00

4/3/2006	April Option payment, check #1721	(50,000.00)	1,171,584.00

5/26/2006	June Option payment, check #2056	(50,000.00)	1,121,584.00

7/14/2006	Reduction of Purchase Price for Investment	(175,500.00)	946,084.00

7/27/2006	August Option payment, check #2508	(50,000.00)	896,084.00

Planned Schedule of Payments

9/27/2006	October Payment	(175,000.00)	721,084.00

11/27/2006	December Payment	(175,000.00)	546,084.00

1/27/2007	February Payment	(175,000.00)	371,084.00

3/28/2007	April Payment	(175,000.00)	196,084.00

5/27/2007	June Payment	(175,000.00)	21,084.00

7/27/2007	August Payment	(21,084.00)	-